UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MeadWestvaco Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEADWESTVACO CORPORATION

501 South 5th Street

Richmond, VA 23219

(804) 444-1000

On page 31 of MeadWestvaco Corporation’s Proxy Statement under the heading 2010 Long-Term Compensation Awards (Equity) the company provides additional information relating to the design, operation and goal setting process for the 2010 Long-Term Compensation Awards. As previously disclosed, the company introduced economic profit (“EP”) as a key performance metric in its long-term incentive equity plan. EP equals after-tax actual EBIT (calculated using a planned operational tax rate), less the company’s weighted cost of capital, applied to the capital employed (net debt plus total equity). In determining EP, adjustments are made for pension (asset, income and liability), historical (pre-2010) goodwill and intangibles (asset, expense and liability), and non-operational items such as restructuring charges and alternative fuels mixtures tax credits.

The EP performance goal is designed to reward financial returns that exceed the company’s cost of capital. Performance-based restricted stock unit awards granted in 2010 vest based on cumulative change in EP over a specified period of time. EP is a long-term performance goal that the Compensation & Organization Development Committee (“Committee”) believes will most directly translate into shareholder value.

As previously disclosed, performance-based restricted stock unit awards granted in 2010 are:

•	front loaded at a 3x level, which makes award recipients ineligible for such awards in 2011 and 2012;

•	earned over a 5-year performance period (2010-2014);

•	not eligible for vesting until after the close of the second year in the performance period (2011);

•

subject to two performance thresholds (EP and EBIT), which the Committee established at the beginning of the performance period, and, which if not met result in forfeiture of the performance-based restricted stock unit awards (note that the company achieved the threshold EBIT goal of $325 million in 2010);

•	subject to a maximum payout of 200% of the target award; and

•

subject to a limit (125% of the target award) on the number of performance-based restricted stock unit awards that may be earned and settled before the end of the five-year performance period (excess shares are banked and released at the end of 2014).

Set forth below is additional information regarding the EP performance goal:

•	2009 was the Company’s first year of positive EP in recent history;

•

Consistent with its historical practice regarding disclosure of performance goals, the company will disclose the EP performance targets upon vesting of any performance-based restricted stock unit awards;

•	The minimum EP performance level that would trigger vesting of 2010 performance-based restricted stock unit awards:

•

would require the company to achieve a 400% (or 4-fold) increase in cumulative EP measured from the beginning of the performance period (January 1, 2010) through the close of 2011, which is the first time that the 2010 performance-based restricted stock unit awards would be eligible for vesting; and

•	exceeds the target level of EP performance in the company’s 2010 annual incentive plan, which, as disclosed in the company’s 2011 Proxy Statement, was $30 million.

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The maximum payout under the plan (200% of the target award), which may only occur at the end of the performance period in 2014, would require the company to achieve a 3000% (or 30-fold) increase in cumulative EP measured from the beginning of the performance period (January 1, 2010) through December 31, 2014.